UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 6, 2023
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NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 6, 2023, Nurix Therapeutics, Inc. (“Nurix” or the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Seagen Inc. (“Seagen”), pursuant to which Nurix will use its proprietary DELigase platform to develop a suite of targeted protein degraders against multiple targets nominated by Seagen that are suitable for antibody conjugation. Seagen will be responsible for conjugating these degraders to antibodies to make Degrader-Antibody Conjugates (“DACs”), a new class of medicines for use in cancer, and advance these DAC drug candidates through preclinical and clinical development and commercialization. Given the potential to conjugate multiple antibodies to unique degraders, several DAC drugs may be developed and commercialized within the Nurix-Seagen collaboration.
Under the Collaboration Agreement, Seagen will make an upfront payment of $60 million to Nurix. In addition, Nurix will be eligible to receive up to approximately $3.4 billion in contingent payments based on specified research, development, regulatory and commercial milestones across multiple programs, and will be eligible for mid-single to low double digit tiered royalties on future sales. Nurix will retain an option for U.S. profit sharing and co-promotion on two products arising from the collaboration.
Subject to earlier expiration in certain circumstances, the Collaboration Agreement expires on a licensed product-by-licensed product and country-by-country basis upon on the later of (i) the expiration of the last-to-expire patent with a valid claim covering the applicable licensed product in the applicable country, (ii) the expiration of any regulatory exclusivity for the applicable licensed product in the applicable country or (iii) ten years after the first commercial sale of the applicable licensed product in the applicable country covered by the Collaboration Agreement. If Seagen does not exercise an option to license a product, then the Collaboration Agreement will terminate at the end of the last-to-expire option period.
The foregoing description of the material terms of the Collaboration Agreement is qualified in its entirety by reference to the complete text of the Collaboration Agreement, a copy of which will be filed as an exhibit to Nurix’s Quarterly Report on Form 10-Q for the quarter ending August 31, 2023.
Forward-Looking Statements.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the closing of the Nurix-Seagen collaboration, the receipt of upfront, milestone and other payments under the Nurix-Seagen collaboration, the potential benefits of the Nurix-Seagen collaboration, and the potential advantages and therapeutic benefits of Degrader-Antibody Conjugates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to (i) the ability of each party to perform its obligations under the Collaboration Agreement; (ii) whether the parties will be able to successfully conduct and complete preclinical development, clinical development and commercialization of any drug candidates under the Nurix-Seagen collaboration; (iii) the unexpected emergence of adverse events or other undesirable side effects during preclinical and clinical development; (iv) whether Nurix will be able to fund development activities and achieve development goals, including those under the Nurix-Seagen collaboration; (v) risks and uncertainties relating to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future potential product sales; and (vi) those risks and uncertainties identified in Nurix’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended May 31, 2023, filed with the SEC on July 13, 2023, and subsequent filings with the SEC. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and Nurix undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: September 7, 2023	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
General Counsel
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